UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2016

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street
Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605-721-1700

(Registrants telephone number, indicating area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐                     Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 18, 2016, Black Hills Corporation, a South Dakota corporation (the “Company”), entered into an Equity Distribution Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Mitsubishi UFJ Securities (USA), Inc. (collectively, the “Agents”) to sell shares (the “ATM Shares”) of Common Stock having an aggregate gross sales price of up to $200,000,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

The sales, if any, of the ATM Shares, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the New York Stock Exchange, or another market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Agent. The Sales Agreement provides for the Company to submit orders to only one Agent relating to the sale of ATM Shares on any given day. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell on the Company’s behalf all of the designated ATM Shares.  The Sales Agreement provides for the Company to pay the Agents a commission of up to 2% of the gross sales price per share sold through them as agent under the Sales Agreement. The Company may also sell ATM Shares under the Sales Agreement to one or more of the Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. Actual sales will depend on a variety of factors to be determined by the Company from time to time.  The Company has no obligation to sell any of the ATM Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The Sales Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Agents against certain liabilities on customary terms.  Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, with the Company, its direct or indirect subsidiaries or its affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

The Company intends to use the net proceeds, if any, from the ATM Program for working capital and general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt.

The ATM Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-197895) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated November 16, 2015 and the Prospectus Supplement, dated March 18, 2016.  Copies of the Sales Agreement and an opinion related to the ATM Shares are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.  The foregoing description of the terms of the Sales Agreement is qualified in its entirety by reference to the actual terms of the Sales Agreement, which is filed as Exhibit 1.1 attached hereto and incorporated herein by reference.

Item 9.01                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are being filed herewith:

Number	Exhibit

1.1	Equity Distribution Sales Agreement dated March 18, 2016 among Black Hills Corporation and the several Agents named therein.

5.1	Opinion of Steven J. Helmers, Esq.

23.1	Consent of Steven J. Helmers, Esq. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: March 18, 2016

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Sales Agreement dated March 18, 2016 among Black Hills Corporation and the several Agents named therein.

5.1	Opinion of Steven J. Helmers, Esq.

23.1	Consent of Steven J. Helmers, Esq. (included in Exhibit 5.1).